Exhibit 10.12

INCENTIVE PLAN

OF

CARRIZO OIL & GAS, INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS AGREEMENT (“Agreement”) is effective as of the     th day of July, 2010 (the “Grant Date”), by and between Carrizo Oil & Gas, Inc., a Texas corporation (the “Company”), and                      (the “Grantee”).

The Company has adopted the Incentive Plan of Carrizo Oil & Gas, Inc., as amended and restated effective April 30, 2009 (the “Plan”), a copy of which is appended to this Agreement as Exhibit A and by this reference made a part hereof, for the benefit of eligible employees, directors and independent contractors of the Company and its Subsidiaries. Capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Plan.

Pursuant to the Plan, the Committee, which has generally been assigned responsibility for administering the Plan, has determined that it would be in the interest of the Company and its stockholders to grant the restricted stock units provided herein in order to provide Grantee with additional remuneration for services rendered, to encourage Grantee to remain in the employ of the Company or its Subsidiaries and to increase Grantee’s personal interest in the continued success and progress of the Company.

The Company and Grantee therefore agree as follows:

1. Grant of Restricted Stock Units. Subject to the terms and conditions herein, effective as of the Grant Date, the Company hereby awards to the Grantee, pursuant to the Plan, a right to receive          shares of Common Stock of the Company, par value $.01 per share, or the cash equivalent thereof (“Restricted Stock Units”).

2. Transfer Restrictions. Except as expressly provided herein, the Restricted Stock Units are not transferable (voluntarily or involuntarily) other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder (a “QDRO”), and may not otherwise be assigned, pledged, hypothecated or otherwise disposed of and shall not be subject to execution, attachment or similar process. Upon any attempt to effect any such disposition, or upon the levy of any such process, the award provided for herein shall immediately become null and void, and the Restricted Stock Units shall be immediately forfeited.

Notwithstanding the foregoing, the Restricted Stock Units are transferable by the Grantee to (i) the children or grandchildren of the Grantee (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members (“Immediate Family

Member Trusts”), or (iii) a partnership or partnerships in which such Immediate Family Members have at least ninety-nine percent (99%) of the equity, profit and loss interests (“Immediate Family Member Partnerships”). Subsequent transfers of a transferred Restricted Stock Unit shall be prohibited except by will or the laws of descent and distribution or pursuant to a QDRO, unless such transfers are made to the original Grantee or a person to whom the original Grantee could have made a transfer in the manner described herein. No transfer shall be effective unless and until written notice of such transfer is provided to the Committee, in the form and manner prescribed by the Committee. Following transfer, the Restricted Stock Units shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and, except as otherwise provided herein, the term “Grantee” shall be deemed to refer to the transferee. The consequences of termination of employment shall continue to be applied with respect to the original Grantee, following which the Restricted Stock Units shall be exercisable by the transferee only to the extent and for the periods specified in the Plan and this Agreement.

3. Restrictions; Payment Dates. Subject to the provisions of paragraph 4 hereof, the restrictions on the Restricted Stock Units shall lapse in three installments at the rate of thirty-three and one-third percent (33 1/3%) of the Restricted Stock Units awarded hereunder (rounded up to the nearest whole number) on each of May 29, 2011, May 29, 2012 and May 29, 2013 (each, a “Payment Date”); provided that if the average daily production of the Company for the calendar quarter ended September 30, 2010 (“3Q10”) is not at least (i) 71,726 thousand standard cubic feet equivalent per day (“Mcfe/d”), if the Company’s weighted average realized natural gas price (excluding the impact of cash settled hedges) for 3Q10 is greater than or equal to $4/Mcf or (ii) 57,381 Mcfe/d, if the Company’s weighted average realized natural gas price (excluding the impact of cash settled hedges) for 3Q10 is less than $4/Mcf (the “Performance Condition”), all Restricted Stock Units awarded under this Agreement shall be forfeited.

Upon the occurrence of each Payment Date described above, the Company shall deliver to the Grantee (i) certificates representing the applicable number shares of Common Stock, (ii) cash equal to the Fair Market Value of the applicable number of shares of Common Stock on such Payment Date, or (iii) any combination of (i) or (ii).

Notwithstanding the foregoing, subject to the provisions of the applicable written employment agreement between the Grantee and the Company or any Subsidiary (the “Employment Agreement”): (i) no shares shall vest unless the Grantee has been in the continuous employment of the Company and its Subsidiaries through the applicable Payment Date above and (ii) no shares shall vest unless the Performance Condition is satisfied as set forth above. A change of employment is continuous employment within the meaning of this paragraph 3 provided that, after giving effect to such change, the Grantee continues to be an employee of the Company or any Subsidiary.

4. Termination of Employment; Forfeiture. Upon termination of the Grantee’s employment with the Company or any subsidiary of the Company (or the successor of any such company) for any reason, all Restricted Stock Units as to which the restrictions thereon have not previously lapsed shall be immediately forfeited to the Company; subject, however, to the provisions of the Employment Agreement. Notwithstanding the provisions of the Employment Agreement, if (a) a Change in Control has not occurred and (b) the Grantee (i) is terminated without Cause (as defined in the Employment Agreement) or (ii) resigns for Good Reason (as defined in the Employment Agreement) prior to the satisfaction of the Performance Condition, then the restrictions on the Restricted Stock Units shall not lapse unless and until the Performance Condition is satisfied.

5. No Ownership Rights Prior to Issuance of Shares of Common Stock; Dividend Equivalents. Neither the Grantee nor any other person shall become the beneficial owner of the shares of Common Stock underlying the Restricted Stock Units, nor have any rights of a shareholder (including, without limitation, dividend and voting rights) with respect to any such shares of Common Stock, unless and until and after certificates representing such shares of Common Stock have been delivered to the Grantee.

6. Adjustments. As provided in Section 15 of the Plan, certain adjustments may be made to the Restricted Stock Units upon the occurrence of events or circumstances described in Section 15 of the Plan. Without limiting the generality of the foregoing, and except as otherwise provided in the Plan, in the event of any merger, consolidation, reorganization, recapitalization, reclassification or other capital or corporate structure change of the Company, the securities or other consideration receivable for or in conversion of or exchange for Restricted Stock Units shall be subject to the terms and conditions of this Agreement to the same extent and in the same manner as the Restricted Stock Units are subject; provided that the Committee may make such modifications and additions to the terms and conditions (including restrictions on transfer and the conditions to the timing and degree of lapse of such restrictions) that shall become applicable to the securities or other consideration so receivable as the Committee may provide in its absolute discretion, subject to any restrictions on acceleration or deferral of payment imposed by Section 409A of the Code.

7. Mandatory Withholding of Taxes. Grantee acknowledges and agrees that the Company shall deduct from the shares of Common Stock or cash otherwise payable or deliverable an amount of cash and/or number of shares of Common Stock (valued at their Fair Market Value) on the applicable date that is equal to the amount of all federal, state and local taxes required to be withheld by the Company, as determined by the Committee. In the event the Company, in its sole discretion, determines that the Grantee’s tax obligations will not be satisfied under the methods otherwise expressly described above, the Grantee, subject to compliance with the Company’s insider trading policies, authorizes the Company or the Company’s Stock Plan Administrator, currently UBS Financial Services Inc., to (i) sell a number of shares of Common Stock issued or outstanding pursuant to the Award, which number of shares of Common Stock the Company determines has at least the market value sufficient to meet the tax withholding obligations, plus additional shares of Common Stock to account for rounding and market fluctuations and (ii) pay such tax withholding to the Company. The shares of Common Stock may be sold as part of a block trade with other Participants such that all Participants receive an average price.

8. Restrictions Imposed by Law. Without limiting the generality of Section 16 of the Plan, the Grantee agrees that the Company will not be obligated to deliver any shares of Common Stock if counsel to the Company determines that such exercise or delivery would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which the Common Stock is listed or quoted. The Company shall in no event be obligated to take any affirmative action in order to cause the issuance or delivery of shares of Common Stock to comply with any such law, rule, regulation or agreement.

9. Notice. Unless the Company notifies the Grantee in writing of a different procedure, any notice or other communication to the Company with respect to this Agreement shall be in writing and shall be (a) delivered personally to the following address:

Carrizo Oil & Gas, Inc.

1000 Louisiana Street , Suite 1500

Houston, Texas 77002

or (b) sent by first class mail, postage prepaid and addressed as follows:

Carrizo Oil & Gas, Inc.

1000 Louisiana Street , Suite 1500

Houston, Texas 77002

Attention: Payroll/Benefits Manager

Any notice or other communication to the Grantee with respect to this Agreement shall be in writing and shall be delivered personally, or shall be sent by first class mail, postage prepaid, to Grantee’s address as listed in the records of the Company on the Grant Date, unless the Company has received written notification from the Grantee of a change of address.

10. Amendment. Notwithstanding any other provisions hereof, this Agreement may be supplemented or amended from time to time as approved by the Committee as contemplated by Section 6 of the Plan. Without limiting the generality of the foregoing, without the consent of the Grantee,

(a) this Agreement may be amended or supplemented (i) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or (ii) to add to the covenants and agreements of the Company for the benefit of Grantee or surrender any right or power reserved to or conferred upon the Company in this Agreement, subject, however, to any required approval of the Company’s stockholders and, provided, in each case, that such changes or corrections shall not adversely affect the rights of Grantee with respect to the Award evidenced hereby without the Grantee’s consent, or (iii) to make such other changes as the Company, upon advice of counsel, determines are necessary or advisable because of the adoption or promulgation of, or change in or of the interpretation of, any law or governmental rule or regulation, including any applicable federal or state securities laws; and

(b) subject to Section 6 of the Plan and any required approval of the Company’s stockholders, the Award evidenced by this Agreement may be canceled by the Committee and a new Award made in substitution therefor, provided that the Award so substituted shall satisfy all of the requirements of the Plan as of the date such new Award is made and no such action shall adversely affect the Restricted Stock Units to the extent then vested without the Grantee’s consent.

11. Grantee Employment. Nothing contained in this Agreement, and no action of the Company or the Committee with respect hereto, shall confer or be construed to confer on the Grantee any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any employing Subsidiary to terminate the Grantee’s employment at any time, with or without cause; subject, however, to the provisions of the Employment Agreement.

12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Texas.

13. Construction. References in this Agreement to “this Agreement” and the words “herein,” “hereof,” “hereunder” and similar terms include all Exhibits and Schedules appended hereto, including the Plan. This Agreement is entered into, and the Award evidenced hereby is granted, pursuant to the Plan and shall be governed by and construed in accordance with the Plan and the administrative interpretations adopted by the Committee thereunder. All decisions of the Committee upon questions regarding the Plan or this Agreement shall be conclusive. Unless otherwise expressly stated herein, in the event of any inconsistency between the terms of the Plan and this Agreement, the terms of the Plan shall control. The headings of the paragraphs of this Agreement have been included for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

14. Duplicate Originals. The Company and the Grantee may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

15. Rules by Committee. The rights of the Grantee and obligations of the Company hereunder shall be subject to such reasonable rules and regulations as the Committee may adopt from time to time hereafter.

16. Entire Agreement. Subject to the provisions the Employment Agreement (modified as described below), Grantee and the Company hereby declare and represent that no promise or agreement not herein expressed has been made and that this Agreement contains the entire agreement between the parties hereto with respect to the Restricted Stock Units and replaces and makes null and void any prior agreements, oral or written, between Grantee and the Company regarding the Restricted Stock Units. The parties acknowledge and agree that to the extent set forth in the last sentence of paragraph 4, the provisions of this Agreement modify and supersede the terms of the Employment Agreement with respect to the consequences to this award of Restricted Stock Units of a termination of employment without Cause or a resignation for Good Reason prior to a Change in Control.

17. Section 409A. Payments under this Agreement are designed to be made in a manner that is exempt from Section 409A of the Code as a “short-term deferral,” and the provisions of this Agreement will be administered, interpreted and construed accordingly (or disregarded to the extent such provision cannot be so administered, interpreted, or construed).

18. Grantee Acceptance. Grantee shall signify acceptance of the terms and conditions of this Agreement by signing in the space provided at the end hereof and returning a signed copy to the Company.

ATTEST:		CARRIZO OIL & GAS, INC.

By:
Secretary	Date	Name: S. P. Johnson	Date
Title: President

ACCEPTED:

		Employee Name	Date